CannaPharmaRx, Inc.

Suite 3600
888-3rd Street SW
Calgary, ALB T2P 5C5

August 7, 2025

Amir Tal

Via Electronic Mail

Re: Repayment Plan and Obligations.

This letter agreement (this "***Letter Agreement***") will confirm our understanding with respect to certain matters relating to the repayment by CannaPharmaRx, Inc., and its subsidiaries (collectively the "***Company***") of certain outstanding debts and obligations of the Company (the "***Obligations***") due to Amir Tal ("***Tal***").

1. Obligations and Repayment Plan. As of the date of this Letter, the Obligation the Company owes Tal is estimated at approximately $662,555 (the "***Debt***"). Until repayment in full, the outstanding Debt shall accumulate interest at six percent (6%) per annum. This rate shall apply to the Debt regardless of what any other instrument governing the Debt indicates unless expressly noted.

2. Company Representations. The Company hereby represents and warrants to the Tal, as of the date hereof, to the following:

(a) The Company is duly and validly organized and validly existing as a corporation under the laws of the State of Delaware and has all requisite power and authority under the Bylaws, its Articles of Incorporation and such laws to enter into and carry out the terms of this Letter Agreement, and any other agreement entered into in connection with this Letter Agreement.

(b) The execution, delivery and performance by the Company in connection with this Letter Agreement are within the powers of the Company and have been authorized by all necessary action on behalf of the Company. This Letter Agreement is legal, valid and binding agreements of the Company and are enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3. Miscellaneous; Governing Law.

(a) Execution and delivery of this Letter Agreement by and on behalf of the Company constitutes a representation that such signatory is authorized to execute and deliver this Letter Agreement. This Letter Agreement supplements is binding on and enforceable against the Company. In the event of a conflict between the provisions of this Letter Agreement and any other agreement with respect to the Obligations, the provisions of this Letter Agreement shall control.

(b) This Letter Agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Letter

.A.T

Agreement by facsimile or by electronic mail in portable document format (PDF) will be effective as delivery of a manually executed signature page hereto. This Letter Agreement may be amended only with the written consent of all of the parties hereto. The parties acknowledge and agree that no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Each provision of this Letter Agreement shall be considered severable and if for any reason any provision is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity or unenforceability shall not impair the operation of or affect those provisions of this Letter Agreement which are valid.

(c) This Letter Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, without reference to its principles of conflict of laws.

(d)

If the foregoing is consistent with your understanding and is acceptable to you, please execute one copy of this Letter Agreement and return it to us.

Very truly yours,

CANNAPHARMARX, INC.

By: Constantine Nkafu

Name: Constantine Nkafu

Title: Authorized Signer

AGREED AND ACCEPTED:

Amir Tal

Amir Tal

CannaPharmaRx, Inc.
Suite 3600
888-3rd Street SW
Calgary, ALB T2P 5C5

August 7, 2025

Koze Investments, LLC
c/o Elliot Zemel

Via Electronic Mail

Re: Repayment Plan and Obligations.

This letter agreement (this "***Letter Agreement***") will confirm our understanding with respect to certain matters relating to the repayment by CannaPharmaRx, Inc., and its subsidiaries (collectively the "***Company***") of certain outstanding debts and obligations of the Company (the "***Obligations***") due to Koze Investments, LLC and its affiliates (including without limitation Elliot Zemel and Formosa Mountain Ltd. (collectively, "***Koze***").

1. **Obligations and Repayment Plan**. As of the date of this Letter, the Obligation the Company owes Koze is estimated at approximately $9,688,944 (the "***Debt***"). To repay the Obligations, the Company will pay to Koze sixty percent (60%) of all future Company profits and amounts raised through capital raising activities (each a "Capital Event") until the Obligations are extinguished. Payment to Koze of amounts due to it by the Company from a Capital Event will be made promptly but in any event within four (4) business days of receipt of funds underlying the Capital Event. Until repayment in full, the outstanding Debt shall accumulate interest at six percent (6%) per annum. This rate shall apply to the Debt regardless of what any other instrument governing the Debt indicates unless expressly noted.

2. **Company Representations**. The Company hereby represents and warrants to the Koze, as of the date hereof, to the following:

(a) The Company is duly and validly organized and validly existing as a corporation under the laws of the State of Delaware and has all requisite power and authority under the Bylaws, its Articles of Incorporation and such laws to enter into and carry out the terms of this Letter Agreement, and any other agreement entered into in connection with this Letter Agreement.

(b) The execution, delivery and performance by the Company in connection with this Letter Agreement are within the powers of the Company and have been authorized by all necessary action on behalf of the Company. This Letter Agreement is legal, valid and binding agreements of the Company and are enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3. **Miscellaneous; Governing Law**.

(a) Execution and delivery of this Letter Agreement by and on behalf of the Company constitutes a representation that such signatory is authorized to execute and deliver this Letter

Agreement. This Letter Agreement supplements is binding on and enforceable against the Company. In the event of a conflict between the provisions of this Letter Agreement and any other agreement with respect to the Obligations, the provisions of this Letter Agreement shall control.

(b) This Letter Agreement may be executed in multiple counterparts which, taken together, shall constitute one and the same agreement. Delivery of an executed signature page of this Letter Agreement by facsimile or by electronic mail in portable document format (PDF) will be effective as delivery of a manually executed signature page hereto. This Letter Agreement may be amended only with the written consent of all of the parties hereto. The parties acknowledge and agree that no failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Each provision of this Letter Agreement shall be considered severable and if for any reason any provision is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity or unenforceability shall not impair the operation of or affect those provisions of this Letter Agreement which are valid.

(c) This Letter Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, without reference to its principles of conflict of laws.

[*Signature page follows*]

If the foregoing is consistent with your understanding and is acceptable to you, please execute one copy of this Letter Agreement and return it to us.

Very truly yours,

CANNAPHARMARX, INC.

By: Constantine Nkafu
Name: Constantine Nkafu
Title: Authorized Signer

AGREED AND ACCEPTED:

KOZE INVESTMENTS, LLC

By: EZ
Name: Elliot Zemel
Title: Manager